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                                                                   EXHIBIT 10.62



April 22, 1996





          Subject: Amendment to Integrated Security Systems, Inc. ("ISSI") Promissory Note dated March 11, 1996
                    Principal Amount:  $____________

1) Article I(d) of the above-referenced promissory note calls for warrants to be issued to the Noteholder. However, it has been agreed that the Note could be converted into Series C $20 Convertible Preferred Stock, which has warrants attached. Therefore, the Noteholder will receive warrants only under the preferred shares being converted, and Article I(d) and any references thereof is deleted.

2) Gerald K. Beckmann executed a personal guarantee of 50,000 shares. As verbally agreed, and as evidenced by the Convertible Preferred Stock Certificate forwarded to Bathgate McColley Capital Group LLC on March 11, 1996, Mr. Beckmann guarantees 5,025 preferred shares, which equates to 150,000 shares of common stock.

Please confirm your understanding and acceptance of the above amendments by signing below.

Yours truly,



Len Brittelli, Acting Controller
For:  James W. Casey
Vice President and Chief Financial Officer

/tll
                                        CONFIRMATION:


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